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ACL Variable Annuity Account 2
File No. 333-00519/811-07511

EXHIBIT INDEX

4.1     Form of Flexible Payment Deferred Annuity Contract (form
        45054).

5.1     Application for American Centurion Life Variable Annuity (form
        45055).

8.1 Form of Participation Agreement among Putnam Variable Trust, Putnam Mutual Funds Corp. and American Centurion Life
        Assurance Company, dated April 30, 1997.

8.2 Form of Participation Agreement by and among OCC Accumulation Trust and (Insurance Company) and OCC Distributors, dated April 30, 1997.

8.3 Form of Participation Agreement among (company and GT Global Variable Investment Trust and GT Global Variable Investment Series and GT Global Financial Services, Inc., dated April 30, 1997.

9.      Opinion of counsel, dated April 28, 1997.

10.     Consent of Independent Auditors.

11.     Financial Statement Schedules and Report of Independent
        Auditors.

14.1    Financial Data Schedule.

14.2    Power of Attorney to sign this  Registration  Statement  dated March 25,
        1997.